                                 EXHIBIT 99(a)
                            OXIS International, Inc
                   Unaudited Pro Forma Financial Information

In March and April 2000, OXIS International, Inc. ("OXIS") sold 1,376,949 shares of its common stock together with warrants to purchase 2,753,898 shares of common stock in a private placement. Net proceeds from the sales were approximately $5,927,000.

In addition, in March and April 2000, OXIS has received proceeds of approximately $43,000 from the exercise of options to acquire 36,774 shares of its common stock.

The unaudited pro forma financial information presented below gives effect to the assumptions that the sales of common shares and warrants and the exercise of options occurred as of February 29, 2000.

The unaudited pro forma financial information presented below should be read in conjunction with the notes hereto and the financial statements of OXIS. Financial statements of OXIS as of December 31, 1999 are included in the Company's annual report on form 10-K filed with the Securities and Exchange Commission.
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
                                            Unaudited Pro Forma Balance Sheet of
                                                  OXIS International, Inc.
                                                   As of February 29, 2000

                                                                  Pro forma
                                      Historical                 adjustments                  Pro forma
ASSETS
Current assets:
    Cash and cash equivalents      $      425,000               $5,725,000 (1)              $  6,193,000
                                                                    43,000 (2)
    Accounts receivable                   733,000                                                733,000
    Inventories                         1,268,000                                              1,268,000
    Prepaid and other                      45,000                                                 45,000
                                   --------------             ------------                  ------------

        Total current assets            2,471,000                5,768,000                     8,239,000

Property and equipment, net               764,000                                                764,000

Technology for developed products         834,000                                                834,000

Other assets                              296,000                                                296,000
                                   --------------             ------------                  ------------

        Total assets               $    4,365,000             $  5,768,000                  $ 10,133,000
                                   ==============             ============                  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Notes payable                  $      681,000             $   (160,000) (1)             $     521,000
    Accounts payable                      942,000                                                 942,000
    Accrued liabilities                   344,000                  (42,000) (1)                   302,000
    Current portion of
      long-term debt                       95,000                                                  95,000
                                   --------------             ------------                  -------------

        Total current
          liabilities                   2,062,000                 (202,000)                     1,860,000

Long-term debt due after one year         191,000                                                 191,000

Shareholders' equity:
     Preferred stock - $.01 par
     value; 15,000,000 shares
     authorized:
         Series B - 428,389
         shares issued and
         outstanding                        4,000                                                   4,000
         Series C - 608,536
         shares issued and
         outstanding                        6,000                                                   6,000
     Common stock - $.001 par
     value; 95,000,000 shares
     authorized                             8,000                    1,000 (1)                      9,000
     Additional paid in capital        52,762,000                5,926,000 (1)                 58,731,000
                                                                    43,000 (2)
     Accumulated deficit              (50,317,000)                                            (50,317,000)
     Accumulated foreign currency        (351,000)                                               (351,000)
     translation adjustments
                                   --------------             ------------                  -------------

        Total shareholders' equity      2,112,000                5,970,000                      8,082,000
                                   --------------             ------------                  -------------

          Total liabilities and
           shareholders' equity    $    4,365,000             $  5,768,000                  $  10,133,000
                                   ==============             ============                  =============

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                            OXIS International, Inc.
                   Notes to Unaudited Pro Forma Balance Sheet
                               February 29, 2000

1. To reflect the sale in March and April 2000 of 1,376,949 shares of common stock together with warrants to purchase 2,753,898 shares of common stock as follows:

            Number of Shares            Price per Share            Proceeds
            ----------------            ---------------            --------

                   1,021,394                    $4.7500          $4,851,622
                     355,555                    $3.9375           1,399,998
                   ---------                                     ----------
                   1,376,949                                      6,251,620
                   =========

                   Less placement agent fees
                   and estimated expenses                          (325,000)
                                                                 ----------

                   Net proceeds                                  $5,926,620
                                                                 ==========

                   Gross proceeds consist of:
                   Cash                                          $6,050,000
                   Forgiveness of notes payable                     160,000
                   Forgiveness of accrued interest                   41,620
                                                                 ----------
                                                                 $6,251,620
                                                                 ==========

2. To reflect the exercise in March and April 2000 of options to acquire 36,774 shares of common stock for $43,232.